                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) on Form S-1 of our report dated January 19, 1998 on the financial statements of INSpire Insurance Solutions, Inc., appearing in the Prospectus, which is a part of this Registration Statement and we also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 5, 1998